Exhibit 99.2

PRESS RELEASE

Filed by Lake Area Corn Processors, LLC
Pursuant to Rule 425 under the
Securities Act of 1933, as amended, and
deemed filed pursuant to Rule 14a-12 under the
Securities Exchange Act of 1934, as amended

Subject Company:
Lake Area Corn Processors, LLC
(Commission File No. 000-50254)

FOR IMMEDIATE RELEASE

June 4, 2007, 6:00 p.m.

Dakota Ethanol Signs Letter of Intent to Pursue Merger with Countryside Renewable Energy

Wentworth, South Dakota and Des Moines, Iowa (June 4, 2007) – The boards of Lake Area Corn Processors, LLC (“Lake Area”), its wholly-owned subsidiary, Dakota Ethanol, LLC (“Dakota Ethanol”), and Countryside Renewable Energy, Inc. (“Countryside”) announced today that they have entered into a non-binding letter of intent to merge Dakota Ethanol into Countryside.

About the Proposed Merger

The proposed merger, which is subject to certain conditions, contemplates that Lake Area will exchange 100% of its ownership in Dakota Ethanol for a combination of cash and membership/ownership interests (units) of Countryside, which would then may be distributed to Lake Area’s members in the future.

Brian Woldt, Dakota Ethanol board member, commented, “Dakota Ethanol was a leader in the ethanol industry when we started 8 years ago.  We’ve been successful, but we also know that our members are always looking to move forward.  We have entered into this process with Countryside to become part of a larger ethanol production organization which we believe will help us to improve profitability, our competitive position and our long-term prospects.”

John Pappajohn, Countryside’s Chairman, observed, “Dakota Ethanol is widely respected across the industry and we are thrilled that they have elected to become Countryside’s founding plant.  Their decision to merge with Countryside proves the attractiveness of our model and will, we believe, lead other plants to join.”

“Countryside was organized for the purpose of consolidating independent, largely farmer-owned, ethanol plants into a larger, more sustainable organization,” noted David Miles, Countryside CEO.  “With the industry changing quickly and dominant players emerging, it is vitally important that ethanol producers have a strategic choice other than selling out or going it alone.  Today we take an important first step toward providing an attractive alternative to owners of ethanol plants.”

About Lake Area Corn Processors and Dakota Ethanol

Lake Area, which currently has about 1,000 members, was formed in May 1999 to build an ethanol plant near Wentworth, South Dakota.  The plant, which is owned and operated by its wholly-owned subsidiary, Dakota Ethanol, was completed in September 2001 and is currently producing ethanol at the rate of 48 million gallons per year.  Dakota Ethanol also produces distillers’ grains which are sold primarily in dry form.  Dakota Ethanol’s calendar 2006 revenues were $103.9 million.

Dakota Ethanol has about 39 employees.

About Countryside

Based in Des Moines, Iowa, Countryside is a privately-owned company formed in 2006 by John Pappajohn to enable independent ethanol producers to achieve long-term success by forming a single, sustainable, public company with the strength and stability to prosper in the rapidly evolving renewable fuels marketplace.  By sharing best practices and managing financial and operational risks, Countryside seeks to become the nation’s largest farmer-owned producer of ethanol.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Certain statements in this release, and other written or oral statements made by or on behalf of Lake Area, Dakota Ethanol, and/or Countryside, are “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as management’s expectations, anticipations, beliefs, plans, targets, estimates, or projections and similar expressions relating to the future, are forward-looking statements within the meaning of these laws. These statements are based on assumptions and assessments made by management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Any forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by any forward-looking statements. We disclaim any duty to update any forward-looking statements. Some of the factors that may cause actual results, developments and business decisions to differ materially from those contemplated by any forward-looking statements include the volatility and uncertainty of corn, natural gas, ethanol and unleaded gasoline prices; negotiations between the parties toward a definitive merger agreement, which may or may not be successful; approval by members of Lake Area; Countryside’s ability to attract additional plants to its model; the results of our hedging transactions and other risk mitigation strategies; operational disruptions at our facilities; our ability to implement our expansion strategy as planned or at all; our ability to locate and integrate potential future acquisitions; development of infrastructure related to the sale and distribution of ethanol; our limited operating history; excess production capacity in our industry; our ability to compete effectively in our industry; our ability to implement a marketing and sales network for our ethanol; changes in or elimination of governmental laws, tariffs, trade or other controls or enforcement practices; environmental, health and safety laws, regulations and liabilities; our reliance on key management personnel; future technological advances; limitations and restrictions contained in the instruments and agreements governing our indebtedness; our ability to raise additional capital and secure additional financing; and costs of construction and equipment.

Important Merger Information

In connection with the proposed transaction, and assuming the merger proposal is completed, Lake Area intends to file relevant materials with the SEC, including a proxy statement/prospectus regarding the proposed transaction. Such documents, however, are not currently available. INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION, IF AND WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain a free copy of the proxy statement/prospectus, if and when such document becomes available, and related documents filed by Lake Area without charge, at the SEC’s website (http://www.sec.gov). Copies of the final proxy statement/prospectus, if and when such document becomes available, may be obtained, without charge, from Lake Area by directing a request to Lake Area Corn Processors, LLC, P.O. Box 100, Wentworth, South Dakota, 57075 Attention: Alan May, Member Coordinator; or by calling Lake Area at (605) 483-2679 or toll free at (888) 539-2676.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Lake Area and its directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. You can find information about Lake Area’s executive officers and directors in Lake Area’s Annual Report on Form 10-K, filed with the SEC on March 30, 2007 and in Lake Area’s information statement for its 2007 annual meeting of stockholders, dated April 30, 2007. Additional information about the interests of potential participants will be included in the prospectus/proxy statement, if and when it becomes available, and the other relevant documents filed with the SEC.

Press Contact: David W. Miles, Chief Executive Officer,

 Countryside Renewable Energy, LLC

515-243-5012